Exhibit 23.1

EDDY CHIN, CHARTERED ACCOUNTANT


                                PCAOB REGISTERED

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the use, in the statement on Form 10-K of Innocent, Inc. of our report dated December 22, 2009 on our audit of the financial statements of Innocent, Inc. as of August 31, 2009 and 2008, and the related statements of operations, stockholders' equity and cash flows for the years then ended, and from inception on September 27, 2006 through August 31, 2009 and the reference to us under the caption "Experts."

                                    /s/ Eddy Chin, Chartered
                                    Eddy Chin, Chartered
                                    Thornhill, Ontario
                                    December 29, 2009

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